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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ____________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





         Date of report (Date of earliest event reported) May 31, 1994


                         GLOBAL NATURAL RESOURCES INC.
             (Exact Name of Registrant as Specified in its Charter)



         New Jersey                     1-8674                   93-0835865
(State or Other Jurisdiction         (Commission               (IRS Employer
      Of Incorporation)              File Number)           Identification No.)



5300 Memorial Drive, Suite 800, Houston, Texas                          77007
   (Address of Principal Executive Offices                            (Zip Code)

      Registrant's telephone number, including area code (713) 880-5464



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ITEM 5.  OTHER EVENTS.


                 On May 31, 1994, Global Natural Resources Inc. (the "Company") repurchased 705,196 shares of its own common stock, par value $1.00 (the "Common Stock"), from Noel Group, Inc. ("Noel") for an aggregate purchase price of $5,288,970 or $7.50 per share. The repurchased shares represent approximately 2% of the outstanding shares of Common Stock of the Company. The Company will hold the repurchased shares of Common Stock as treasury shares.
In connection with the repurchase of the shares and not due to any disagreement with the Company, two of the four representatives of Noel on the Company's Board of Directors, Gilbert H. Lamphere and Donald T. Pascal, resigned from the Company's Board of Directors. The Company financed the repurchase through the use of cash on hand.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                 (c)      Exhibits

                 1.1      Press Release dated May 31, 1994.





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                                   SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.




                                   GLOBAL NATURAL RESOURCES INC.




Dated:  June 1, 1994               By:            /s/ ERIC LYNN HILL
                                      ------------------------------------------
                                                      Eric Lynn Hill
                                       Vice President-Finance and Administration





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                                                                     EXHIBIT 1.1




FOR IMMEDIATE RELEASE                               CONTACT:    ROBERT F. VAGT
MAY 31, 1994                                                    ERIC LYNN HILL
                                                                (713) 880-5464


                 GLOBAL NATURAL RESOURCES ANNOUNCES PURCHASE OF
                      ITS COMMON STOCK FROM THE NOEL GROUP

         HOUSTON, TEXAS -- Global Natural Resources Inc. (NYSE:GNR) announced today that it has purchased 705,196 shares of its common stock from the Noel Group Inc. (NASDAQ: NOEL) in a private transaction. The purchase price was $5,288,970, or $7.50 per share. These shares will be held in Treasury.

         "This is a positive economic transaction for Global and its shareholders. We are grateful for the role that Noel has played as a constructive shareholder over a number of years. This represents a further step in a process begun almost two years ago by Noel, of reducing its involvement in Global," said Robert F. Vagt, President and Chief Executive Officer. In conjunction with this sale, Noel will reduce its representation on Global's Board of Directors from four members to two.

         Global Natural Resources is engaged in worldwide oil and gas exploration and production and in natural gas gathering, processing and marketing. The Company has operations and interests in North America, Tatarstan - Russia, Indonesia, Malaysia, and the Ivory Coast.


                                      ###





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